                                   FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  29549



                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



              Date of Report (Date of earliest event reported):

                         May 4, 1995 (April 19, 1995)



                                 MERCOM, INC.



            (Exact name of Registrant as specified in its charter)


        Delaware                      0-17750               38-2728175
(State of other jurisdiction        (Commission            (IRS Employer
   of incorporation)                File Number)         Identification No.)



                105 Carnegie Center, Princeton, NJ  08540-6215
                  (Address of principal executive offices)
                                  (Zip Code)



              Registrant's telephone number, including area code:
                                (609) 734-3700
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ITEM 5.    Other Events



           On April 19, 1995, Communications and Cablevision, Inc. and Mercom, Inc. (together with their subsidiaries, affiliates and employees hereinafter referred to as "the Company" entered into a Settlement Agreement and Mutual Release in settlement of outstanding litigation which commenced in 1988 with Kenneth E. Lahey, ("Lahey") relating to the termination of Lahey as president of Communications and Cablevision, Inc. The Company agreed, subject to certain terms and conditions as set forth in the Settlement Agreement and Mutual Release, to pay Lahey $4.3 million over a four year time frame in full satisfaction of all claims that have been made against the Company pursuant to certain agreements between Lahey and the Company.
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Item 7 Exhibits

     (c) Exhibits


         10.12 Settlement Agreement and Mutual Release by Communications and Cablevision, Inc. and Mercom, Inc. and Kenneth Lahey;

         99 Press release of Mercom, Inc. dated as of April 19, 1995 announcing the settlement.
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SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                                    MERCOM, INC.
                                                    (Registrant)



                                              By:  /s/  Bruce Godfrey

                                                   Executive Vice President
                                                   and Chief Financial Officer


Date:  May 4, 1995